Exhibit 4.14

Supplementary Agreement to Exclusive Business Cooperation Agreement

The Exclusive Business Cooperation Agreement (the “Agreement”) is made an entered into on 10 May 2024, in Beijing, the People’s Republic of China (the “PRC”, which for the purpose of the Agreement excludes the territories of Hong Kong, Macao, and Taiwan Province), by and between the parties hereto.

Party A:	Beijing Burning Rock Biotech Limited, a wholly foreign-owned enterprise established and existing under the laws of the People’s Republic of China, with a unified social credit code of [***], having its residence at [***];

Party B:	Burning Rock (Beijing) Biotechnology Co., Ltd., a limited liability company established and existing under the laws of the People’s Republic of China, with a unified social credit code of [***], having its residence at [***];

Party C:	Guangzhou Burning Rock Biotech Co., Ltd, a wholly foreign-owned enterprise established and existing in accordance with the laws of the PRC, with a unified social credit code of [***], having its residence at [***];

Party A, Party B and Party C are hereinafter each referred to as a “Party” and collectively as the “Parties”.

Whereas:

1.	Party A and Party B signed the Exclusive Business Cooperation Agreement (the “Former Agreement”) on 21 October 2019;

2.	Party A intends to assign all of its rights and obligations under the Former Agreement to Party C.

Accordingly, the Parties have reached the following agreement through consultation:

Article 1 The Parties agree that Party A assigns all of its rights and obligations under the Former Agreement to Party C. From the date of signing of the Supplementary agreement by the Parties, Party C shall enjoy the rights enjoyed by Party A under the Former Agreement and assume the obligations performed by Party A under the Former Agreement, and Party A shall no longer enjoy the rights and perform the obligations under the Former Agreement.

Article 2 Matters not covered in the Supplementary Agreement shall be subject to the provisions of the Former Agreement. The Supplementary Agreement constitutes an integral part of the Former Agreement and has the same legal effect as the Former Agreement.

Article 3 The Supplementary Agreement shall enter into force on the date on which it is signed by the Parties.

Article 4 The signing, entry into force, interpretation, fulfillment, modification and termination of the Supplementary Agreement as well as the settlement of disputes under the Supplementary Agreement shall be governed by the laws of China.

Article 5 In the event of any dispute arising from the interpretation and fulfillment of the Supplementary Agreement, the Parties shall first resolve the dispute through friendly consultation. If the Parties fail to reach an agreement on the resolution of the dispute within thirty (30) days after any Party requests the other Parties to settle such dispute through consultation, then any Party may submit such dispute to the China International Economic and Trade Arbitration Commission (CIETAC) for resolution by arbitration in accordance with its arbitration rules in effect at the time. The place of arbitration shall be in Beijing, and the arbitration language shall be Chinese. The arbitration award shall be final and binding on the Parties.

Article 6 If any one or more of the provisions of the Supplementary Agreement is held to be invalid, illegal or unenforceable in any respect under any law or regulation, the validity, legality or enforceability of the remaining provisions of the Supplementary Agreement shall not be affected or impaired in any way. The Parties shall seek to replace the invalid, illegal or unenforceable provisions with those which are legally permissible and effective to the maximum extent desired by the Parties through consultations in good faith, provided that the economic effects of such effective provisions shall be as similar as possible to those of ineffective, illegal or unenforceable provisions.

Article 7 The Supplementary Agreement shall be binding on and for the benefit of the respective successors and permitted assigns of each Party.

Article 8 The Supplementary Agreement is written in Chinese and executed in triplicate, and each copy shall have the same legal effect.

Signature page below

[No text on this page, which is the signature page of the Supplementary

Agreement to Exclusive Business Cooperation Agreement]

Party A: Beijing Burning Rock Biotech Limited (seal of Beijing Burning Rock Biotech Limited) Signatory: /s/ HAN Yusheng Name: HAN Yusheng Title: Legal representative

Party B: Burning Rock (Beijing) Biotechnology Co., Ltd. (seal of Burning Rock (Beijing) Biotechnology Co., Ltd.) Signatory: /s/ HAN Yusheng Name: HAN Yusheng Title: Legal representative

Party C: Guangzhou Burning Rock Biotech Co., Ltd (seal of Guangzhou Burning Rock Biotech Co., Ltd) Signatory: /s/ HAN Yusheng Name: HAN Yusheng Title: Legal representative

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